UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

January 14, 2022

LIPOCINE INC.

(Exact name of registrant as specified in its charter)

Commission File No. 001-36357

Delaware	99-0370688
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

675 Arapeen Drive, Suite 202

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 994-7383

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

I Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LPCN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 14, 2022, Lipocine Inc. (“Lipocine”) received written notice from the staff (the “Staff”) of the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating the Company is no longer in compliance with Nasdaq Listing Rules set forth in Listing Rule 5605, which requires a majority independent board, audit committee and compensation committee. Pursuant to Nasdaq Listing Rules 5605(b)(1)(A), 5605(c)(4) and 5605(d)(4), the Company is entitled to a cure period to regain compliance with Nasdaq Listing requirements, which cure period will expire at the earlier of the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”) or June 6, 2022. The Company intends to appoint an additional independent director to the board of directors, audit committee and compensation committee prior to the end of the cure period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIPOCINE INC.

Date:	January 14, 2022	By:	/s/ Mahesh V. Patel
Mahesh V. Patel
President and Chief Executive Officer